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Exhibit 21.2


                                        BYLAWS

                                          OF
                                  NB PAYPHONES, LTD.


                                     ARTICLE 1

                                 CORPORATION OFFICE

      SECTION 1.1 The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

      SECTION 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time, designate or the business of the Corporation may require.


                                    ARTICLE 2 .

                                SHAREHOLDER MEETINGS

      SECTION 2.1 All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

      SECTION 2.2 An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

      SECTION 2.3 Special meetings of the shareholders may be called at any time by (i) the Chairman or President, (ii) the Board of Directors or (iii) shareholders entitled to cast at least one-fifth of the votes that all shareholders are entitled to cast at the particular meeting. The request of any person who has called a special meeting of shareholders shall be addressed to the Secretary of the Corporation, shall be signed by the persons making the request and shall state the purpose or purposes of the meeting. Upon receipt of any such request it shall be the duty of the Secretary to fix the time and provide written notice of the special meeting of shareholders, which shall be held not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to fix the time or provide written notice of the special meeting, the person or persons making the request may fix the time and provide written notice of the special meeting. [Note: The right of shareholders entitled to cast at least one-fifth of the votes to call a special meeting may be limited by a provision in the Corporation's Articles of Incorporation. Section 1755 (b)(2)]

     SECTION 2.4 Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 30 of these Bylaws, at least
(i) ten days prior to the day named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.


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     SECTION 2.5
     (a) Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address this Subsection 2.5 (a) shall cease to be applicable to such shareholder.
     (b) The Corporation shall not be required to give notice to any shareholder pursuant to Section 2.4 hereof if and for so long as communication with such shareholder is unlawful.

      SECTION 2.6 The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

                                     ARTICLE 3

                               QUORUM OF SHAREHOLDERS

      SECTION 3.1 A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

      SECTION 3.2 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter. [Note: To vary the majority quorum provision for non-registered corporations requires a bylaw adopted by the shareholders.]

      SECTION 3.3 The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 3.4 If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

      SECTION 3.5  Notwithstanding the provisions of Sections 3.1, 3.2, 3.3 and
3.4 of these Bylaws:


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     (a) Any meeting at which directors are to be elected may be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

     (b) Those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

     (c) Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                                     ARTICLE 4

                                   VOTING RIGHTS

      SECTION 4.1 Except as may be otherwise provided by the Corporation's Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for every share having voting power standing in his name on the books. of the Corporation on the record date fixed for the meeting. Except as otherwise provided in the Corporation's Articles of Incorporation, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election [by the holders of the class or classes of shares of which his shares are a part] and ha may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. [Note: If the Corporation was incorporated before May 5, 1933, the Corporation's Articles of Incorporation must provide for cumulative voting if the Corporation desires to include such a provision. If the Corporation has been incorporated since May 5, 1933, cumulative voting exists unless Articles of Incorporation expressly exclude it.]

     SECTION 4.2 Except as otherwise provided by statute, whenever any corporate action is to be taken by vote of the shareholders of a business corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cost by the shareholders entitled to vote as a class.

     SECTION 4.3 Unless required by vote of the shareholders before the voting for the election of directors begins, the election of such directors need not be by ballot.

     SECTION 4.4 No shareholder shall be permitted to nominate a candidate for election as a director unless such shareholder shall provide to the Secretary of the Corporation (a) information about such candidate which is equivalent to the information concerning the candidates nominated by the Board of Directors which was contained in the Corporation's proxy statement for the immediately preceding annual meeting of shareholders at which directors were elected if the Corporation distributed a proxy statement to its shareholders in connection with such election of directors or (b) if the Corporation did not distribute such a proxy statement, the following information about such candidate: name, age, any position or office held with the Corporation, a


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description of any arrangement between the candidate and any other person(s)
(naming such person(s)) pursuant to which he was nominated as a director, principal occupation for the five years prior to the election, the number of shares of the Corporation's stock beneficially owned by the candidate and a description of any material transaction or series of transactions to which the Corporation or any of its affiliates is a party and in which the candidate or any of his affiliates has a direct or indirect material interest, which description shall specify the candidate's interest in the transaction, the amount of the transaction and, where practicable, the amount of the candidate's interest in the transaction. Such information shall be provided in writing not later than 120 days before the first anniversary of the preceding annual meeting of shareholders.

                                     ARTICLE 5

                                      PROXIES

     SECTION 5.1 Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagraph or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated or properly executed for purpose of the bylaws. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

      SECTION 5.2 Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

                                     ARTICLE 6

                                    RECORD DATE

      SECTION 6.1 The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

      SECTION 6.2 The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder's name are held for the account of a specified person or persons. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification


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and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                     ARTICLE 7

                                  SHAREHOLDER LIST

      SECTION 7.1 The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list-the Corporation may make the information available at the meeting by other means.

      SECTION 7.2 Failure to comply with the provisions of Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

      SECTION 7.3 The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

                                     ARTICLE 8

                                 JUDGES OF ELECTION

      SECTION 8.1 Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

      SECTION 8.2 In case any person appointed as a judge of election fails to appear or fails to refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

      SECTION 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.


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     SECTION 8.4  On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima-facie evidence of the facts found by them.

                                     ARTICLE 9

                     CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

      SECTION 9.1 Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

      SECTION 9.2 [APPLICABLE ONLY TO NONREGISTERED CORPORATIONS AND SHOULD BE OMITTED IF NOT desired Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. If a written consent or consents are signed by fewer than all of the Shareholders who would be entitled to vote at a meeting for such purpose, the action shall not become effective until ten days after written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

                                     ARTICLE 10

                                     DIRECTORS

      SECTION 10.1 The number of directors shall be determined by the Board of Directors from time to time (but shall not be less that [x] nor more than [y]). The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors. The Chairman shall not be an officer of the Corporation. [Note: the last sentence may be varied; however, if the Chairman is an officer of the Corporation, he may lose the benefit of the statutory provisions which limit the liability of directors (but not officers) as set forth in Article 17.]

      SECTION 10.2 Each director shall be a natural person of full age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

      SECTION 10.3 Except as otherwise provided in Article 12 of these Bylaws, directors shall be selected by the shareholders. The candidates receiving the highest number of votes from the shareholders or each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. Each director shall be selected for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.


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      [ALTERNATE SECTION 10.3 - CLASSIFIED BOARD] Except as otherwise provided in Article 12 of these Bylaws, directors shall be selected by the shareholders. The candidates receiving the highest number of votes from the shareholders or each class or group of classes, if any, entitle to elect directors separately up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. The directors shall be divided into three classes, designated Class A, Class B and Class C, and each class shall be as nearly equal in number as possible. The initial term of office of the Class A directors shall end as of the date of the 2000 Annual Meeting of Shareholders; the initial term of office of the Class B directors shall end as of the date of the 200n+1 Annual Meeting of Shareholders; and the initial term of office of the Class C directors shall end as of the date of the 200n+2 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, that number of directors whose terms shall then expire shall be elected to serve for a term of three years and until his successor has been selected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. [Note: The Board of Directors may also be classified into two or four classes. If such classification is desired, appropriate modifications to the foregoing language must be made.]

                                     ARTICLE 11

                                REMOVAL OF DIRECTORS

      SECTION 11.1 The entire Board of Directors, or a class of the Board of Directors Where the Board of Directors is classified with respect to the power of shareholders to select directors, or any individual director may be removed from office without assigning any cause by the vote of the shareholders or of the holders of a class or series of shares, entitled to elect directors or the class of directors. Notwithstanding the foregoing, an individual director shall not be removed (unless the entire Board of Directors or class of directors is removed) from the Board of Directors if sufficient votes are cast against the resolution for such director's removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the Board of Directors or a class thereof. [Note: The foregoing sentence applies only if cumulative voting exists.] If any directors are so removed, new directors may be elected at the same meeting. [Note: the phrase "where the Board of Directors is classified with respect to the power of shareholders to select directors" in the first sentence of this Section would be applicable if a class or series of shares is entitled to elect a certain number of directors. The power to remove, without cause, the directors elected by holders of such class or series of shares is limited to the holders of that class or series of shares.]

      [ALTERNATE SECTION 11.1 - CLASSIFIED BOARD] Unless otherwise provided in the Articles of Incorporation, the entire Board of Directors, or any class of the Board of Directors or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. [Note: This provision applies if the terms of the Board of Directors are staggered pursuant to Alternate Section 10.3 and is effective ONLY if the classification of directors has been effected by a bylaw adopted by the shareholders.] Notwithstanding the foregoing, an individual director shall not be removed (unless the entire Board of Directors or class of directors is removed) from the Board of Directors if sufficient votes are cast against the resolution for such director's removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the Board of Directors or a class thereof. [Note: The foregoing sentence applies only if cumulative voting exists.] If any directors are so removed, new directors may be elected at the same meeting.]

      SECTION 11.2 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

      SECTION 11.3  The Board of Directors may be


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removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

                                     ARTICLE 12

                           VACANIES ON BOARD OF DIRECTORS

      SECTION 12.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term.

      SECTION 12.2 When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                                     ARTICLE 13

                                  POWERS OF BOARD

      SECTION 13.1 The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

      SECTION 13.2 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following: a) The submission to shareholders of any action requiring approval of shareholders; b) The creation or filling of vacancies in the Board of Directors; c) The adoption, amendment or repeal of these Bylaws; d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

                                     ARTICLE 14

                         MEETINGS OF THE BOARD OF DIRECTORS

      SECTION 14.1 Regular meetings of the Board of Directors may be held immediately following the annual meeting of shareholders at which directors have been elected without the necessity of notice to the directors.

      SECTION 14.2 Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons


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participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

      SECTION 14.3 Special meetings of the Board of Directors may be called by the [Chairman] President of the Corporation on five day's notice to each director, either by telephone, or if in writing, in accordance with the provisions of Article 30 of these Bylaws. Special meetings shall be called by the [Chairman] President or Secretary in like manner and on like notice upon the written request of a majority of the directors in office.

      SECTION 14.4 At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided be statute or by the Articles of Incorporation or by these Bylaws.

                                     ARTICLE 15

                             ACTION BY WRITTEN CONSENT

      SECTION 15.1 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.

                                     ARTICLE 16

                             COMPENSATION OF DIRECTORS

      SECTION 16.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

                                     ARTICLE 17

                               LIABILITY OF DIRECTORS

      SECTION 17.1 A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which


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the director reasonably believes to be within the professional or expert competence of such persons; or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

      SECTION 17.2 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, suppliers and customers of the Corporation and communities in which officers or other establishments of the Corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 17.1 hereof.

      SECTION 17.3 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

      SECTION 17.4 A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (a) the director has breach or failed to perform the duties of his office under Sections 17.1 through 17.3 hereof;and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      SECTION 17.5  The provisions of Section 17.4 hereof shall not apply to:
(a) the responsibility or liability of a director pursuant to any criminal statute; or (b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

      SECTION 17.6 Notwithstanding any other provisions of these Bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these Bylaws that is inconsistent with the purpose or intent of Sections 17.1, 17.2, 17.3, 17.4, 17.5, or 17.6 of this Article 17, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. The provisions of this Article 17 were adopted by the shareholders of the Corporation on , [Note: when amending Bylaws to incorporate 1988 BCL changes, the resolution of the Board of Directors of a corporation whose shareholders have adopted the DLA amendments should state clearly that those provisions remain effective as Sections 17.1 through 17.6 in order to ensure there is no claim that the provisions were "adopted" by the Board, not the shareholders. As with current law, if these provisions are not now in the Bylaws, they must be adopted by the shareholders.]

                                     ARTICLE 18

                                      OFFICERS

      ARTICLE 18.1 The Corporation shall have a President, a Secretary and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers and assistant officers as the Board of Directors may authorize from time to time. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. It shall not be necessary for the officers to be directors. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been selected and qualified or, until his-earlier death, resignation or removal. Any


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

officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

      SECTION 18.2 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                     ARTICLE 19

                                   THE PRESIDENT

      SECTION 19.1 In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of shareholders and directors. He shall be the chief executive officer of the Corporation; shall be responsible for the general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation; and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                     ARTICLE 20

                                 THE VICE PRESIDENT

      SECTION 20.1 The Vice President or, if more than one, the Vice Presidents in the order, if any, established by the Board of Directors shall, in the absence or incapacity of the President, have the authority to exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in the Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior" or by departmental or functional classification.

                                     ARTICLE 21

                                   THE SECRETARY

      SECTION 21.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.


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

                                     ARTICLE 22

                                   THE TREASURER

     SECTION 22.1 The Treasurer shall be responsible for the custody of the corporate funds and securities; shall be responsible for full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                     ARTICLE 23

                                 ASSISTANT OFFICERS

      SECTION 23.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                     ARTICLE 24

            INDEMNIFICATION OF OFFICERS. DIRECTORS, EMPLOYEES AND AGENTS

      SECTION 24.1 The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      SECTION 24.2 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 24 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article 24 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.


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

      SECTION 24.3 The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, or proceeding referred to in this Article 24 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

      SECTION 24.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 24 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 24.5 The Corporation shall have the authority to create a fund of any nature; which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to: (i) deposit funds in trust or in escrow;
(ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 24. The provisions of this Article 24 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 24.1 of this Article 24 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 24.5 shall be exercised by the Board of Directors of the Corporation.

      SECTION 24.6 The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

      SECTION 24.7 As soon as practicable after receipt by any person specified in Section 24.1 of this Article 24 of notice of the commencement of any action, suit or proceeding specified in Section 24.1 of this Article 24, such person shall, if a claim with respect thereto may be made against the Corporation under Article 24 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Article 24 of these Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 24 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 24 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by the Corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of


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

such proceeding; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 24 of these Bylaws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

     SECTION 24.8 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity; or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 24.

      SECTION 24.9 Notwithstanding any other provisions of these Bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these Bylaws which is inconsistent with the purpose or intent of this Article 24, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. The provisions of this Article 24 were adopted by the shareholders of the Corporation on . [Note: When amending Bylaws to incorporate 1988 BCL changes, the resolution of the .Board of Directors of a corporation whose shareholders have adopted the DLA amendments should state clearly that those provisions remain effective as Sections 24.1 through 24.9 in order to ensure there is no claim that the provisions were "adopted" by the Board, not the shareholders. As with current law, if these provisions are not now in the Bylaws, it is recommended that they be adopted by the shareholders.]

                                     ARTICLE 25

                             SHARES; SHARE CERTIFICATES

      SECTION 25.1 All shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby, the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


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

                                     ARTICLE 26

                                 TRANSFER OF SHARES

      SECTION 26.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section 6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                     ARTICLE 27

                                 LOST CERTIFICATES

     SECTION 27.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                     ARTICLE 28

                          FINANCIAL REPORT TO SHAREHOLDERS

      SECTION 28.1 Except as otherwise agreed in a writing (that is separate from the Articles of Incorporation, these Bylaws and the share certificate) between a shareholder and the Corporation and then only with respect to that shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of the fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared in accordance with generally accepted accounting principals, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and shall be mailed to each shareholder within 120 days after the close of each fiscal year.

      If the Corporation's financial statements are audited or reviewed by a public accountant, the report of the accountant shall be mailed to the shareholders together with the financial statements. If the Corporation's financial statements are not audited or reviewed by a public


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

accountant, the financial statements shall be accompanied by the report of the controller or other person in charge of the Corporation's financial records stating such person's reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principals and, if not, describing the basis of presentation and describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year. [Section 28.1 shall not apply to a corporation is required by law to file financial statements at least once a year in a public OFFICE.]

                                     ARTICLE 29

                                    FISCAL YEAR

      SECTION 29.1 The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                     ARTICLE 30

                 MANNER OF GIVING WRITTEN NOTICE; WAIVERS OF NOTICE

      SECTION 30.1 Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX, or facsimile number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

      SECTION 30.2 Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                     ARTICLE 31

                                     AMENDMENTS

      SECTION 31.1 Except as provided into Sections 17.6 and 24.9 hereof, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the votes cast by the shareholders at any regular or special meeting duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws and the adoption of new Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby.


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

      SECTION 31.2 Except as provided in Sections 17.6 and 24.9 hereof, and except as provided in Section 1504 (b) of the BCL, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened, subject to the power of the shareholders to change such action of the Board of Directors.


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